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                                                                   EXHIBIT 99.18

                      NOTICE OF CONVERSION PRICE ADJUSTMENT

                                     Shares Out-
Number of                            standing Prior     Aggregate        30 Day         Shares
Shares                Current        to Issuance        Dollar           Average        Outstanding     Adjusted
Issued or             Conversion     of Additional      Consideration    Market         After           Conversion
Issuable Shares       Price          Shares             Received         Price          Issuance        Price
- ---------------       ----------     --------------     -------------    -------        -----------     -----

333,333(1)               $259.69       2,214,541         $2,000,000       $ 6.517        2,547,874       $256.99
 1/9/95

132,560(2)               $250.22       2,990,307         $1,000,000       $ 8.925        3,122,867       $248.57
11/30/95

COMMON STOCK

115,000(3)               $256.99       2,547,874         $  600,000       $ 6.029        2,662,874       $255.50

172,500(4)               $255.50       2,662,874         $  975,000       $ 6.783        2,835,374       $252.91

135,000(5)               $252.91       2,835,374         $  810,000       $ 7.579        2,970,374       $250.51

  4,100(6)               $250.51       2,970,374         $   24,600       $ 7.104        2,974,474       $250.46

  5,000(7)               $250.46       2,974,474         $   30,000       $ 7.342        2,979,474       $250.38

 10,833(8)               $250.38       2,979,474         $   64,998       $ 7.342        2,990,307       $250.22




                                     Shares Out-
Number of                            standing Prior     Aggregate        30 Day         Shares
Shares                Current        to Issuance        Dollar           Average        Outstanding     Adjusted
Issued or             Conversion     of Additional      Consideration    Market         After           Conversion
Issuable Shares       Price          Shares             Received         Price          Issuance        Price
- ---------------       ----------     --------------     -------------    -------        -----------     -----

132,560(9)            $   250.22       2,990,307        $  1,000,000    $  8.925          3,122,867    $   248.57
11/30/95




- --------

(1)        Under Convertible Note of Linder

(2)        Under Convertible Note of Dreyfuss

(3)        Lindner 2/1/95

(4)        Moriarty 4/15/95

(5)        Lindner 6/29/95

(6)        WVC LTD 7/29/95

(7)        BLC 8/15/95

(8)        Quinn 8/15/95

(9)        Under Convertible Note of Dreyfuss


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